UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2023

SAB BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39871	85-3899721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 East 54th Street North
Sioux Falls, South Dakota		57104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 605 679-6980

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SABS	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	SABSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 22, 2023, the Company held a Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, the stockholders of the Company approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock, par value $0.0001 per share (the “Common Stock”) from 490,000,000 shares to 800,000,000 shares. The increase in the authorized number of shares of the Common Stock was effected pursuant to a Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) filed with the Secretary of State of the State of Delaware on November 22, 2023 and was effective as of such date. The foregoing description is qualified in its entirety by the Certificate of Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The disclosures made in Item 5.07 of this Current Report on Form 8-K are incorporated by reference into this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on October 30, 2023 as supplemented on November 14, 2023 (the “Proxy Statement”). Of the 52,319,156 shares of Common Stock outstanding as of the record date, 42,875,939 shares of Common Stock, or approximately 81.95%, were present or represented by proxy at the Special Meeting. The following is a brief description of each matter voted upon, and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of votes withheld, abstentions and broker non-votes with respect to each such matter. The description of each matter voted upon is qualified in its entirety by reference to the respective description of such matter in the Proxy Statement.

Proposal 1. Stockholders approved the amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the total number of shares of Common Stock authorized for issuance from 490,000,000 shares to 800,000,000 shares. The voting results were as follows:

Votes For	Votes Against	Abstentions
40,768,042	1,732,365	375,532

Proposal 2. Stockholders approved the potential issuance in excess of 19.99% of the Company’s outstanding Common Stock upon the conversion of the Company’s Series A-1 Convertible Preferred Stock, par value $0.0001 per share (the “Series A-1 Preferred Stock”), Series A-2 Convertible Preferred Stock, par value $0.0001 per share (the “Series A-2 Preferred Stock”), and Series A-3 Convertible Preferred Stock, par value $0.0001 per share (the “Series A-3 Preferred Stock” and, together with the Series A-1 Preferred Stock and Series A-2 Preferred Stock, the “Series A Preferred Stock”) at less than the “minimum price” under Nasdaq Listing Rule 5635(d), and which may deemed a “change of control” under Nasdaq Listing Rule 5635, pursuant to the terms of the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Voting Preferred Stock governing the Series A Preferred Stock. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non Votes
33,420,475	352,390	376,812	8,726,262

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAB Biotherapeutics, Inc.

Date:	November 22, 2023	By:	/s/ Eddie J. Sullivan
Eddie J. Sullivan Chief Executive Officer